As filed with the Securities and Exchange Commission on August 29, 2005

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              BIGSTRING CORPORATION
                 (Name of small business issuer in its charter)


      Delaware                         7389                      20-0297832
(State or jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
  of incorporation or        Classification Code Number)     Identification No.)
    organization)

                                 2150 Highway 35
                                    Suite 250
                           Sea Girt, New Jersey 08750
                                 (732) 359-0270
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)

                                 Darin M. Myman
                                 2150 Highway 35
                                    Suite 250
                           Sea Girt, New Jersey 08750
                                 (732) 359-0270

            (Name, including zip code, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                              Paul T. Colella, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                         Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------
                                                         Proposed             Proposed
                                                     maximum offering         maximum
    Title of each class of         Amount to be            price             aggregate           Amount of
 securities to be registered      registered (1)       per share (2)     offering price (2)   registration fee
----------------------------------------------------------------------------------------------------------------
  Common Stock, $0.0001 par
       value per share              11,869,125           $    0.48          $  5,697,180          $    671
----------------------------------------------------------------------------------------------------------------
            Total                   11,869,125           $    0.48          $  5,697,180          $    671
----------------------------------------------------------------------------------------------------------------

(1) Represents shares to be sold by the selling stockholders named herein. Pursuant to Rule 416(b) of the Securities Act of 1933, there are also registered hereunder such additional number of shares as may be issued or become issuable as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. These estimates were calculated based on the initial offering price of $0.48 per share for the sale of shares being offered to the public by the selling stockholders.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

                  Subject to Completion, Dated August 29, 2005

PROSPECTUS
                              BIGSTRING CORPORATION
                        11,869,125 Shares of Common Stock

      This prospectus relates to the sale of up to 11,869,125 shares of BigString Corporation common stock by certain persons who are stockholders of BigString. We are not offering for sale in this offering any shares of our common stock for the benefit of BigString and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby. All costs associated with the registration of the shares of common stock being offered by the selling stockholders will be paid by BigString.

      The shares of common stock may be offered by the selling stockholders and/or their registered representatives from time to time during the twelve months following the date of this prospectus. There is currently no trading market for our common stock. The selling stockholders will offer their shares of common stock covered by this prospectus at a price of $0.48 per share until the earlier of (1) ninety days following the date of this prospectus, and (2) the inclusion of our common stock on the Nasdaq Over-the-Counter Bulletin Board Trading System. Thereafter, shares of common stock may be offered from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

      We do not now when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares being offered hereby.

      Investment in the shares of common stock offered hereby involves certain significant risks. See "Risk Factors" for certain information that should be considered before purchasing any shares of our common stock.

      No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is August 29, 2005.

                                         TABLE OF CONTENTS

                                                                                            PAGE
Prospectus Summary.............................................................................3

Risk Factors...................................................................................6

Special Note Regarding Forward-Looking Statements.............................................12

Use of Proceeds...............................................................................13

Market for Common Stock.......................................................................13

Dividends.....................................................................................13

Determination of Offering Price...............................................................13

Selected Financial Data.......................................................................14

Management's Discussion and Analysis or Plan of Operation.....................................15

Principal Stockholders and Security Ownership Of Management...................................19

Description of Business and Services..........................................................23

Government Regulation.........................................................................28

Management....................................................................................29

Related Party Transactions....................................................................34

Description of Common Stock...................................................................35

Selling Stockholders..........................................................................36

Plan of Distribution..........................................................................39

Legal Matters.................................................................................41

Experts.......................................................................................41

Disclosure of Commission Position on Indemnification for Securities Act Liabilities...........42

Additional Information........................................................................42

Index to Financial Statements................................................................F-1


      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                               PROSPECTUS SUMMARY

      This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. Unless otherwise indicated in this prospectus, or the context otherwise requires, references to "we," "us" or "our" refer to BigString Corporation and its subsidiary, Email Emissary, Inc., and not to the selling stockholders.

Our Business

      Our company has developed an innovative email service, referred to as "BigString," that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy and security through non-printable emails. Similar to other leading email service providers, in addition to our free email service product, we offer premium email service products and applications such as spam filters, virus protection, additional storage, multiple email addresses and secure mail, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service. We believe that our BigString email service is currently the only email service that is recallable and cancelable. This recallable and cancelable application should differentiate us from our competitors. We believe that this unique application should allow us to capture market share from existing email service providers, especially those providers offering premium services products.

      We have filed for a patent with the United States Patent and Trademark Office seeking to protect our intellectual property rights associated with our BigString email service. Specifically, this patent covers the BigString software, methodology and business process for recallable, erasable email.

      The company markets its BigString email service to various providers and customers throughout the world. The company currently has over 500 paying customers.

      BigString's principal office is located at 2150 Highway 35, Suite 250, Sea Girt, New Jersey 08750, and our telephone number at such location is (732) 359-0270.

Our History and Plans for the Near Future

      BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to BigString Corporation in July 2005. The company was formed, together with Email Emissary, Inc., incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently BigString's only subsidiary. In March 2004, the BigString email service was introduced to the market.

      The company recently raised approximately $1,750,000 though the private placement of shares of its common stock. The company will use these proceeds to continue the development of its email service through the addition of new features as well as the enhancement of existing features. The company also contemplates using a portion of the proceeds to increase exposure of the BigString email service through general advertisements and other marketing promotions.

Purpose of the Offering

      The company is currently registering shares of its common stock that were previously issued by the company in private placements. Pursuant to registration rights agreements entered into by the company and several investors in the company's common stock, the company is obligated to register such investors' shares for sale. In addition to the investors who have entered into registration rights agreements with the company, the company has allowed certain other investors to include for registration certain of their shares of BigString common stock. It is anticipated that these selling stockholders will sell certain of their shares in this offering. However, the company will not sell any shares of its common stock in this offering and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby by the selling stockholders. See "Use of Proceeds."

Summary of the Offering

Common Stock Being Offered by

Selling Stockholders................... Up to 11,869,125 shares.

Price.................................. The selling stockholders will offer their shares of common stock covered by
                                        this prospectus at a price of $0.48 per
                                        share until the earlier of (1) ninety
                                        days following the date of this
                                        prospectus, and (2) the inclusion of our common stock on the OTC Bulletin Board. Thereafter, shares of common stock may be offered from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

Use of Proceeds........................ The company will not receive any of the proceeds from the sale of shares of
                                        common stock offered hereby by the
                                        selling stockholders. See "Use of
                                        Proceeds."

Risk of Investment..................... The purchase of the shares of common stock offered hereby involves certain
                                        significant risks. See "Risk Factors."

Plan of Distribution................... Each selling stockholder is entitled to sell the shares as they deem
                                        appropriate. See "Plan of Distribution."

Expiration Date of Offering............ The offering by the selling stockholders will expire one year from the date of
                                        this prospectus (________ ___, 2006).

                                  RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

                 Risks Related to the Operation of Our Business

      We cannot assure you that we will become profitable since we have a limited operating history, insignificant revenue and plan to increase our expenses to develop our business.

      Our limited operating history, lack of significant revenue to date and the uncertainty of the market in which we operate, make it very difficult for us to predict our future results of operations or whether we will achieve profitability. We expect to considerably increase our operating expenses in the future, particularly expenses relating to licensing and developing technology, payroll, sales and marketing, general corporate matters and compliance with applicable securities laws. You may lose all or substantially all of your investment if we are unable to continue to develop our business and generate a profit.

      We may need additional capital to fund our operations until we are able to generate a profit.

      We do not expect that our revenue will cover our expenses during the next year. As a result, we expect to incur losses which may require us to raise additional capital. We cannot assure you that we will be able to raise additional capital on terms favorable to us or at all. Our inability to raise capital could require us to significantly curtail our operations. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below the price you paid for your shares.

      If search engines were to alter their algorithms or otherwise restrict the flow of consumers visiting our website, our financial results would suffer.

      Search engines and portals serve as origination websites for consumers in search of information. We rely heavily on search engines for a substantial portion of the users visiting BigString.com. If Google (the primary search engine directing traffic towards our website), or other search engines were to decide to change the algorithms responsible for directing search/queries, or if they were to restrict the flow of consumers visiting BigString.com, we would experience a significant decrease in traffic and revenues which would in turn adversely affect our financial condition.

      If we do not continue to develop and provide products and services that are useful to users, especially the BigString erasable, recallable email application, we may not remain competitive, and our revenues and operating results could suffer.

      Our success depends on developing and providing products and services, especially the BigString erasable, recallable email application. Several of our competitors, such as America Online, Yahoo, Microsoft and Hotmail.com, continue to develop innovations. As a result, we must continue to invest resources in research and development in order to enhance our product technology and introduce further innovative, easy-to-use products and services. If we are unable to further develop our BigString application and services, users may become dissatisfied and cease using our products.

      Our business depends on our ability to strengthen our brand. If we are not able to enhance public awareness of our products and services, we will be unable to increase user traffic and will fail to attract advertisers, which may result in lost revenues.

      Expanding and strengthening public awareness of our brand is critical to the success of our business. Strengthening our brand may require us to make substantial investments and these investments may not be successful. If we are unable to continuously deliver quality services, at reasonable costs, our brand name will suffer.

      We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our products and services which would make our products and services less attractive to consumers, and, therefore, subject us to lost revenue as a result of a loss of customers, including advertisers.

      Our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate the customers, including advertisers, using our products and services. Our failure to maintain high capacity data transmission without system downtime and improve our network infrastructure would adversely affect our business and results of operations.

      If we were to lose the services of our key personnel, we may not be able to execute our business strategy which could result in the failure of our business.

      Our future ability to execute our business plan depends upon the continued service of our executive officers, including Darin M. Myman, our President and Chief Executive Officer, David Daniels, our Chief Technology Officer, Todd M. Ross, our Chief Financial Officer and Treasurer, Adam M. Kotkin, our Chief Operating Officer and Secretary, and Charles A. Handshy, Jr., our Chief Information Officer, and other key technology, marketing, sales and support personnel. If we lost the services of one or more of our key employees, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. In particular, the services of key members of our research and development team would be difficult to replace. We cannot assure you that we will be able to retain or replace our key personnel.

      Our patent application may not be granted.

      We have applied for United States' patent protection for the software design which is the primary focus of our company's development and business activities. The application remains pending. There can be no assurance that the patent application will be granted, or, if granted, will provide adequate protection to the company. We also intends to rely on whatever protection the law affords to trade secrets, including unpatented know-how. Other companies, however, may independently develop equivalent or superior technologies or processes and may obtain patents or similar rights with respect thereto.

      Third parties could claim that our company is infringing on their intellectual property rights, which could result in substantial costs, diversion of significant managerial resources and significant harm to the company's reputation.

      Although we believe that our technology has been developed independently and does not infringe on the patents of others, there can be no assurance that the technology does not and will not infringe on the patents of others. In the event of infringement, we could, under certain circumstances, be required to modify the infringing process or obtain a license. There can be no assurance that we would be able to do either of these things in a timely manner or at all, and failure to do so could have a material adverse effect on the company and its business. In addition, there can be no assurance that the company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If any of the products developed by the company infringe upon the patent or proprietary rights of others, the company could, under certain circumstances, be enjoined or become liable for damages, which would have a material adverse effect on the company.

      Misappropriation of our intellectual property could harm our reputation, affecting our competitive position and resulting in us having to expend money.

      Our ability to compete with other software companies depends in part upon the strength of our proprietary rights in our technologies. We believe that our intellectual property will be critical to our success and competitive position. We rely on a combination of U.S. and foreign patents, copyrights, trademark and trade secret laws to establish and protect our proprietary rights. If we are unable to protect our intellectual property against unauthorized use by third parties, our reputation could be damaged and our competitive position adversely affected.

      Attempts may be made to copy aspects of our products and services or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technology or deter others from developing similar technology. Our strategy to deter misappropriation could be undermined if:

      o the proprietary nature or protection of our methodologies are not recognized in the United States or foreign countries;

      o third parties misappropriate our proprietary methodologies and such misappropriation is not detected; and

      o competitors create applications similar to ours but which do not technically infringe on our legally protected rights.

      If these risks materialize, we could be required to spend significant amounts to defend our rights and divert critical managerial resources. In addition, the company's proprietary methodologies may decline in value or its rights to them may become unenforceable. If any of the foregoing were to occur, our business could be materially adversely affected.

      Government regulation and legal uncertainties may require us to incur significant expenses in complying with any new regulations.

      The laws and regulations applicable to the Internet and our products and services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. Because the increased use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone services, local telephone carriers have petitioned the United States Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our products and services. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain. We may be subject to claims that our products violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could damage our business and cause our stock price to decline.

      Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate its transmissions or prosecute us for violations of their laws. We might unintentionally violate these laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could damage our business.

      Our compliance with the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations concerning internal controls and reporting may be time consuming, difficult and costly for us.

      We are a new company and our officer and directors have had limited dealings with public company compliance with applicable federal and state securities laws, including the Sarbanes-Oxley Act of 2002. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act and other applicable securities laws. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain. If we fail to be fully compliant with applicable federal securities laws, trading in our common stock would be adversely affected and the value of our common stock would likely decrease.

                  Risks Related to Trading in Our Common Stock

      Since there is no trading market for our common stock, you may not be able to resell any of the shares you purchase or may have to sell your shares at a substantially reduced price.

      Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to work with one or more registered broker-dealers in order to apply for listing of our common stock on the OTC Bulletin Board pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, as amended. However, there can be no assurance we will obtain such a listing.

      Even if our common stock is listed on the OTC Bulletin Board, the OTC Bulletin Board tends to be highly illiquid, in part because there is no national exchange or quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares of BigString common stock or may have to sell your shares at a significantly lower price. Therefore, shares of our common stock should be purchased only by those persons who can afford to hold such shares for an indefinite period and who do not have a need for liquidity of their investment.

      Our common stock may be considered a "penny stock" and may be difficult to sell.

      The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is expected to be less than $5.00 per share and, therefore, it may be designated as a "penny stock" according to Securities and Exchange Commission rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares.

                     Risks Related to Our Capital Structure

      Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

      Our executive officers and directors beneficially owned as of August 15, 2005, in the aggregate, approximately 53.54% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

      Provisions under Delaware law could discourage a takeover that stockholders may consider favorable.

      Delaware law could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law, to which our company is subject, may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the sections in this prospectus captioned "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Description of Business and Services" and elsewhere in this prospectus constitute forward-looking statements. Those statements could be affected by known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, nether we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                 USE OF PROCEEDS

      The company is not selling any of the shares of common stock offered hereby, and, therefore, will not receive any of the proceeds from the sale of shares of common stock covered by this prospectus.

                             MARKET FOR COMMON STOCK

      Although we intend to work with one or more registered broker-dealers in order to apply for listing of our common stock on the OTC Bulletin Board, there is currently no public market for our common stock. We cannot provide any assurance that our common stock will be listed on the OTC Bulletin Board or that a market will develop for our common stock.

      As of August 15, 2005, the number of registered holders of the company's common stock was one hundred.

                                    DIVIDENDS

      It is anticipated that cash dividends will not be declared on the company's common stock in the foreseeable future. Our dividend policy is subject to certain regulatory considerations and the discretion of our board of directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of common stock are entitled to receive dividends as, if and when declared by our board of directors out of funds legally available therefor. We may pay cash dividends if net income available to stockholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

                         DETERMINATION OF OFFERING PRICE

      There is currently no established public market for the shares of common stock being offered hereby. As a result, the offering price and other terms and conditions of our shares have been arbitrarily determined and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                             SELECTED FINANCIAL DATA

      The following selected financial data of BigString as of and for the year ended December 31, 2004 and 2003 and for the year ended December 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, are derived from the audited consolidated financial statements of BigString. Operating results for the six months ended June 30, 2005 and 2004 are derived from consolidated financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected financial data for such periods includes all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the six months ended June 30, 2005 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2005. The selected financial data as of December 31, 2004 and 2003 and for the year ended October 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, and as of June 30, 2004 and for the six months ended June 30, 2004 and 2003, should be read in conjunction with the consolidated financial statements of the company and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this prospectus.

                                                                                     Period
                                                                                    October 8,
                                                                                  2003 (Date of
                                                                                    Formation)
                                         Six Months Ended           Year Ended       through
                                             June 30,              December 31,    December 31,
                                   ----------------------------    ------------    ------------
                                       2005            2004            2004            2003
                                   ------------    ------------    ------------    ------------
                                   (unaudited)     (unaudited)
Income Statement Data:

Total revenue ..................   $      3,488    $         --    $      2,522    $         --

Operating costs and expenses ...        269,094         123,998         304,954          29,583
                                   ------------    ------------    ------------    ------------

Operating (loss) from
    continuing operations ......       (265,606)       (123,998)       (302,432)        (29,583)

Net (loss) from continuing
operations .....................   $   (263,971)   $   (123,998)   $   (302,397)   $    (29,567)
                                   ============    ============    ============    ============

Per share data:
Net (loss) basic and diluted ...   $      (0.01)   $      (0.01)   $      (0.01)   $      (0.00)


                                  As of June 30,        As of December 31,
                                  --------------  ----------------------------
                                       2005           2004           2003
                                  --------------  ------------   ------------
                                   (unaudited)

Balance Sheet Data:

Total assets ...................   $  1,117,387   $     88,789   $     21,840

Total liabilities ..............      1,070,421         39,502          6,407

Stockholders' equity ...........         46,966         49,287         15,433

                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

      The following plan of operation is intended to describe the company's anticipated plan of operation for the twelve months following the date of this prospectus. In addition to our plan of operation, we have provided below information about the company's financial condition and results of operations for the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003. This information should be read in conjunction with the company's unaudited consolidated financial statements for the six months ended June 30, 2005, including the related notes thereto, which are included on pages F-14 through F-21 of this prospectus, and the company's audited consolidated financial statements for the year ended December 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, including the related notes thereto, which are included on pages F-2 through F-13 of this prospectus.

Background

      BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to BigString Corporation in July 2005. The company was formed, together with Email Emissary, incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently BigString's only subsidiary.

Critical Accounting Policies

      See "Summary of Significant Accounting Policies" in the notes to the company's audited consolidated financial statements for the years ended December 31, 2004 and 2003 appearing elsewhere in this prospectus for our critical accounting policies. These policies include use of estimates, revenue recognition, calculation of depreciation, determination of compensation expense for stock-based compensation, recognition of deferred income taxes, expensing of research and development costs, valuation of long-lived assets, computation of earnings (loss) per common share and reporting of good will and other intangibles. No significant changes in our critical accounting policies have occurred since December 31, 2004.

Plan of Operation

      We commenced operations on October 8, 2003. For the year ended December 31, 2003, we had no revenue and $29,583 in expenses. We incurred expenses in connection with organizing our company, researching and developing our BigString email service and products and implementing initial marketing strategies. Most of these expenses were funded through issuances by the company of shares of its common stock.

      For the year ended December 31, 2004, we had $2,522 in revenue and $304,954 in expenses, as we introduced our BigString email services to the market in March 2004 and continued developing such service and products and implementing our marketing strategies. Our net loss for the year ended December 31, 2004 was $302,397.

      For the six months ended June 30, 2005, we had $3,488 in revenue and $269,094 in expenses, as we continued to create a presence in this market for our BigString email service and products. During the first six months of 2005, we also expended approximately $20,000 in preparing the company for its reporting and other obligations as a publicly traded company.

      As we grow, our operating expenses will increase in connection with sales and marketing, technology licensing and development and general and administrative needs to support our growth. Therefore, our plan of operation for the twelve months following the date of this prospectus includes:

      o     Increased sales and marketing expenses.

      o     Increased general and administrative expenses.

      o     Increased research and development expenses.

      Sales and marketing expenses consist primarily of compensation for sales and marketing persons and costs associated with travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. During the next twelve months, we expect to increase our sales and marketing expenses in connection with a comprehensive advertising campaign to promote our BigString email service and products. We also anticipate increasing the size of our sales force.

      General and administrative expenses consist primarily of compensation for personnel and fees for outside professional advisors. During the next twelve months, we expect that general and administrative expenses will increase as we add staff and infrastructure to support our expected business growth. We also expect legal and accounting costs to increase substantially over the next twelve months, and in future periods, as a result of our company's compliance with applicable federal and state securities laws.

      Research and development expenses consist primarily of compensation for our technology staff, costs associated with the application for our patent and other intellectual property related expenses. We expect to increase our research and development expenses in the next twelve months as we continue to enhance and modify our software technology and products.

      We do not plan to make any significant additions to our property or equipment in the next twelve months.

      We anticipate that we will incur net losses at least until the end of 2005. The extent of these losses will be contingent, in part, on the amount of net revenue generated from customers. It is possible that our operating losses will increase in the future and that we will never achieve or sustain profitability.

      Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties.

      Our actual expenditures and business plan may differ from this plan of operation. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

Results of Operations

For the Six Months Ended June 30, 2005 and 2004

      Net Loss. For the six months ended June 30, 2005, our net loss from operations was $265,606 as compared to a $123,998 net loss for the same period in 2004, primarily due to increased development and administrative costs and professional fees.

      Revenues. For the six months ended June 30, 2005, our total revenues were $3,488, as compared to no revenues for the same period in 2004. We did not begin to generate revenue from the utilization of our BigString service and products until the third quarter of 2004.

      Expenses. Total expenses for the six months ended June 30, 2005 were $269,094, a $145,096 increase over total expenses of $123,998 incurred in the same period in 2004, primarily due to increased development and administrative costs and professional fees.

      Interest Income. Interest income was $1,675 for the six months ended June 30, 2005, as compared to no interest income for the same prior year period. This increase in interest income was due to the significant increase in the company's cash balance resulting from several private placements conducted by the company during the six months ended June 30, 2005.

      Income Taxes. No tax provision has been recorded for 2005 and 2004 as a result of our accumulated operating losses.

For the Year Ended December 31, 2004 and the Period
October 8, 2003 (Date of Formation) through December 31, 2003

      Net Loss. For the year ended December 31, 2004, our net loss from operations was $302,954, as compared to a $29,583 net loss for the period October 8, 2003 (date of formation) through December 31, 2003, primarily due to increased development and administrative costs and professional fees.

      Revenues. For the year ended December 31, 2004, our total revenues were $2,522, as compared to no revenues for the period October 8, 2003 (date of formation) through December 31, 2003. We did not begin to generate revenue from the utilization of our BigString service and products until the third quarter of 2004.

      Expenses. Total expenses for the year ended December 31, 2004 were $304,954, a $275,371 increase over total expenses of $29,583 incurred in the period October 8, 2003 (date of formation) through December 31, 2003, primarily due to increased development and administrative costs and professional fees.

      Interest Income. Interest income was $35 for the year ended December 2004, as compared to $16 income for 2003. This increase in interest income was due to the increase in the Company's cash balance resulting from several private placements conducted by the Company during the year ended December 31, 2004.

      Income Taxes. No tax provision has been recorded for 2004 and 2003 as a result of our accumulated operating losses.

Liquidity and Capital Resources

      Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception, we have expended approximately $560,000 for operating and investing activities, which has been primarily funded by investments of approximately $2,000,000 from our stockholders. The company recently raised approximately $1,750,000 though the private placement of shares of its common stock. The company will use these proceeds to implement its plan of operation.

      Our cash balance as of June 30, 2005 was $1,022,121. Management believes the current cash balance, together with gross proceeds of $500,000 which the company raised in a private placement conducted in August, 2005, is sufficient to fund the current minimum level of operations through December 31, 2006; however, in order to advance our business plan, additional revenue will be needed. We hope to achieve this revenue through increased sales of our BigString products and services.

      If future revenue is not sufficient to fund the growth of our business. We may need additional funds. There can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

      Our officers and directors have not, as of the date of this filing, loaned any funds to the company. There are no formal commitments or arrangements to advance or loan funds to the company or repay any such advances or loans.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information as of August 15, 2005, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the company's common stock, which is the only class of the company's capital stock with shares issued and outstanding, by
(i) each director of the company, (ii) the president and chief executive officer of the company (represents the only person who qualifies as a "named executive officer" under applicable federal securities laws), and (iii) all directors and executive officers of the company as a group:

                                                               Beneficial Ownership of Common Stock
                                                             ---------------------------------------
                                                                                       Percent of
Name of Beneficial Owner - Directors and Officers (1)        No. of Shares (2)           Class
-----------------------------------------------------        -----------------     -----------------
Darin M. Myman (3) (4) (5) ...........................           9,000,000               17.06%

David Daniels (3) (6) (7) ............................           8,000,000               15.16%

Charles A. Handshy, Jr. (3) (8) (9) ..................           8,000,000               15.16%

Todd M. Ross (3) (10) ................................           1,625,000                3.08%

Adam Kotkin (3) (11) .................................             700,000                1.33%

Marc Dutton (3) ......................................             650,000                1.33%

Barbara Musco (3) (12) ...............................             305,000                 .58%

All Directors and Executive Officers as a Group
    (7 persons) (5) (7) (9) ..........................          28,280,000               53.54%


(1) Each person listed in this table maintains a mailing address at 2150 Highway 35, Suite 250, Sea Girt, New Jersey 08750.

(2) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of BigString's common stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within 60 days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(3)   Such person serves as a director of the company.

(4) Mr. Myman serves as the President and Chief Executive Officer of the company.

(5) Includes 100,000 shares registered in the name of Mr. Myman's wife, Jo Myman, and 900,000 shares held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act. Mr. Myman disclaims any beneficial interest in the shares held by his wife and the shares held by him as custodian for his children.

(6)   Mr. Daniels serves as Chief Technology Officer of the company.

(7) Includes 4,000,000 shares registered in the name of Mr. Daniels' wife, Deborah Daniels, as to which shares he disclaims any beneficial interest.

(8)   Mr. Handshy serves as Chief Information Officer of the company.

(9) Includes 4,000,000 shares registered in the name of Mr. Handshy's wife, June Handshy, as to which shares he disclaims any beneficial interest.

(10)  Mr. Ross serves as Chief Financial Officer and Treasurer of the company.

(11)  Mr. Kotkin serves as Chief Operating Officer and Secretary of the company.

(12)  Includes 50,000 shares subject to a currently exercisable warrant.

      The following table sets forth information as of August 15, 2005, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the company's common stock by each person or group of persons known by the company to be the beneficial owner of more than 5% of the company's outstanding common stock.

                                                   Beneficial Ownership of BigString's
                                                               Common Stock
                                                 ----------------------------------------
                                                                           Percent of
Name of Beneficial Owner - 5% Stockholders       No. of Shares (1)           Class
------------------------------------------       -----------------      -----------------
Darin M. Myman (2) (3) ...................           9,000,000               17.06%

Jo Myman (3) (4) .........................           9,000,000               15.16%

David Daniels (5) (6) ....................           8,000,000               15.16%

Deborah Daniels (6) (7) ..................           8,000,000               15.16%

Charles A. Handshy, Jr. (8) (9) ..........           8,000,000               15.16%

June Handshy (9) (10) ....................           8,000,000               15.16%

Alfred Pantaleone (11) (12) ..............           6,700,000               12.70%


(1) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of BigString Common Stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within 60 days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2) See footnotes (1), (3), (4) and (5) of the table set forth under the caption "Name of Beneficial Owner - Directors and Officers."

(3) Darin M. Myman and Jo Myman are husband and wife and together beneficially own a total of 9,000,000 shares of the company's common stock, which represents 17.06% of the company's outstanding common stock.

(4)   Includes (a) 8,000,000 shares registered in the name of her husband, Darin
      M. Myman, and (b) 900,000 shares held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act, as to which shares Mrs. Myman disclaims any beneficial ownership.

(5) See footnotes (3), (6) and (7) of the table set forth under the caption "Name of Beneficial Owner - Directors and Officers."

(6) David Daniels and Deborah Daniels are husband and wife and together beneficially own a total of 8,000,000 shares of the company's common stock, which represents 15.16% of the company's outstanding common stock.

(7) Includes 4,000,000 shares registered in the name of her husband, David Daniels, as to which shares she disclaims any beneficial interest.

(8) See footnotes (3), (8) and (9) of the table set forth under the caption "Name of Beneficial Owner - Directors and Officers."

(9) Charles A. Handshy, Jr. and June Handshy are husband and wife and together beneficially own a total of 8,000,000 shares of the company's common stock, which represents 15.16% of the company's outstanding common stock.

(10) Includes 4,000,000 registered in the name of her husband, Charles A. Handshy, Jr., as to which shares she disclaims any beneficial interest.

(11) Alfred Pantaleone maintains a mailing address at 25 Ely Road, Holmdel, New Jersey 07733.

(12) Includes 1,200,000 shares held by Mr. Pantaleone as custodian for the benefit of his children under the Uniform Transfers to Minor Act, as to which shares he disclaims any beneficial interest.

                      DESCRIPTION OF BUSINESS AND SERVICES

Background

      BigString Corporation has developed an innovative email service, referred to as "BigString," that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy. The concept of recallable email was conceived a few years ago by one of BigString's founders and current President and Chief Executive Officer, Darin M. Myman. After inadvertently sending an email to a prospective client which contained sensitive pricing and customer information, Mr. Myman unfortunately learned that there was no way for him to retrieve the email before the prospective client had the opportunity to review the contents thereof. As a result of this frustrating experience, Mr. Myman and certain other members of the company's management team focused on developing a technology that would allow users to have comprehensive control, security and privacy of their email.

Business Strategy

      In the past several years, the email industry has migrated from an advertising model to a blended model that includes advertising and subscriptions. Many of the leading email service providers offer premium service products which include, among other features, value-added services such as advanced spam filters, advanced virus protection, additional storage, multiple email addresses and secure email.

      For premium email service products, many of the leading companies charge users an annual fee of between $20 and $50 per account, payable in monthly or annual installments. The premium email service products market is a rapidly growing segment of the overall email service market, and many of our competitors are attempting to differentiate their businesses by adding a greater number of premium email service products and related services.

      Similar to other leading email service providers, in addition to our free email service product, we offer premium email service products and applications such as spam filters, virus protection, additional storage, multiple email addresses and secure mail, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service. We believe that our BigString email service is currently the only email service that is recallable and cancelable. This recallable and cancelable application should differentiate us from our competitors. We believe that this unique application should allow us to capture market share from existing email service providers, especially those providers offering premium services products.

      We expect to attract a large number of customers who will want to try our unique BigString email service products. Increasing our customer base will allow us to establish advertising and marketing affiliations with large advertising and marketing firms. By allowing our marketing affiliates to advertise through our BigString web site, we believe that we will generate significant advertising revenue.

      In addition to our plan to establish advertising and marketing affiliations, we currently offer the following three partnership programs:

      o Co-branding. Allows BigString to jointly market the BigString email service with other companies. The other companies will display a "Powered by BigString" label, when using the BigString email service.

      o Private Label. Allows other companies to offer the BigString functionality under their own brand name. The BigString brand will be transparent to the end user.

      The company can quickly integrate into any partner's existing email platform, with little or no maintenance provided by the partner, and a very quick deployment process. Depending of the program, the partner can either co-brand with BigString or our service can run in the background. In addition, the company can embed into a partner's existing email system select functionality such as erasability, self-destructing and non-printable.

Products and Services

      BigString Email Service - BigString is a web-based, POP3 (a protocol used to retrieve email from a mail server) server email service solution. Our patent pending technology provides a user with the ability to manage and control content sent by email. The user's email will execute through the BigString server but such execution will be transparent to the sender and recipients of the email.

      A user of our BigString email services will have his, her or its email transposed from a text-based message through the company's server, and an exact, replicated image of the email will be instantaneously streamed to the recipient. The recipient never actually receives the content; but only receives images of the content.

      The user of the BigString email service and products can transparently edit, recall, cancel, and erase the email as well as insert or delete attachments, even after the email has been sent out and opened. All the subsequent changes by the sender will be completely transparent to the recipient. In addition, the sender has complete control over the life and duration of the email. The sender can have the email self-destruct or disappear after a defined number of views or after a certain time period.

      The company currently offers services equivalent to those provided by its competitors, such as anti-spam, anti-virus, non-printable, add and delete attachments, opened report, set number of views and secure email. In addition, we offer our erasable, recallable and self destroying applications which we believe differentiate us from many of our competitors.

      Products Offered - The company currently offers to its customers one of four varying packages:

      o     BigString Free (No Charge).

      o     BigString Plus ($17.95 per year).

      o     BigString Premium ($29.95 per year).

      o     Business Account ($149.95 per year).

      BigString Free comes with 5 MB of storage and permits the user to send twenty emails per month. It is accessed by the user through the web and each user is given one address. BigString Plus comes with 50 MB of storage and the user can send 300 emails per month through this package. It also is accessed through the web and each user is given one address. BigString Premium comes with 250 MB of storage and an unlimited number of emails may be sent by the user through this package. It also is accessed by the user through the web or the user can select to use a standard email client such as Outlook or Eudora and each user is provided one address. The Business Account package is the most complete package offered by the company. The Business Account package comes with a component where BigString will act as the user's domain host. In addition, this package provides five email addresses, with more available at an additional cost. Further, business users can send an unlimited number of emails and have 250 MB of storage available per address with more storage available at additional costs to the customer.

      Technical and Customer Support - Customer support for BigString's email service and products is available in three different ways:

      o Live Chat. The ability for a BigString user to communicate through a JAVA (a type of programming language) based instant messenger in real time.

      o Email Support. The ability for customers to contact BigString support through email.

      o Phone Support. The ability for customers to contact BigString support via the telephone.

      Historically, the customers of the company's services and products have required very little support. For those customers who have requested support, such request for support usually declined after the initial establishment of a BigString account. The company continuously reviews its support capabilities and updates and enhances such capabilities to meet the needs of the users of its products and services. In the future, the company may outsource the support of its products and services to cost effective call centers or service providers.

      Also available on the BigString website is a Frequently Asked Questions section and the company is currently composing a comprehensive BigString User Guide. We believe that the company's Frequently Asked Questions section usually can resolve most of a user's problems. As our business grows and we introduce new products or enhancements to existing products, we expect our Frequently Asked Questions section to be updated on a continuous basis.

Market

      Email is the most widely used application in the world: Jupiter Communications, a market research firm, estimates that 91% of all online applications are email. According to International Data Corp., the number of emails sent each day will grow from 9.7 billion in 2000 to over 35 billion in 2005. The company's products are easy to use, and through organic, grass-roots marketing, the company is already experiencing high growth in new member accounts. As the company expands its partnering opportunities with other established email providers and affiliates with advertising and marketing groups, the company believes that is positioned for significant growth.

      Since we began offering our BigString products, we have had strong interest from users of the dating services as well as from the dating websites. Currently, there is rampant growth in the social networking market, and there are over 38 million Americans that visit Online Dating sites once a month. The complexity, risks and dangers of social networking provide a perfect medium for email that is recallable and erasable.

      There were approximately 5.9 million small and medium-sized businesses in the United States in 2003. Over 80% of all small and medium-sized business had Internet connectivity, and almost 100% of business with over 20 employees had Internet connectivity. The company believes that BigString's products and pricing model will be very attractive solution for the small and medium-sized business market. A small and medium-sized business firm can experience unprecedented email security and privacy without having to expend considerable resources.

      BigString can easily integrate into many of the existing email platforms such as Yahoo!, Google, MSN, etc. With the BigString technology, these leading email providers can differentiate their businesses from competitors. An email service provider that offers unique and useful products should be able to attract and retain many new members.

Competition

      General - We have existing competitors for our businesses who have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships in industries that we currently serve or may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition and future prospects. Many of these firms are well established, have reputations for success and have significantly greater financial, marketing, distribution, personnel, and other resources than us. Further, we may experience price competition, and this competition may adversely affect our financial position and results of operations or adversely affect our revenues and profitability.

      The markets for our services are highly competitive. With limited barriers to entry we believe the competitive landscape will continue to increase both from new entrants to the market as well as from existing players. We remain focused on delivering better, more advanced and innovative services than our competitors.

      Specific - The company has identified five competitors who have products similar to BigString's erasable, recallable email application. The first competitor is Read-Notify. Read-Notify is an Australian company that focuses primarily on certified email and email tracking. Read-Notify offers certain of the self-destructing features found in the BigString products, but we believe that Read-Notify is a much less user friendly application. A user must append the recipient's email address with a string of codes to utilize this application. In addition, Read-Notify emails are constructed using I-frames and java script and they are stalked automatically by almost all spam filters.

      A second competitor, America On Line (AOL), allows the user to recall an email message. However, AOL's system only allows the recall of emails sent to an AOL email account and this is allowed only until the message is read. Once the message is read by the recipient, AOL does not allow the message to be recalled.

      Two more competitors, Yahoo and HotMail.com, do not offer any version of the patent pending technology that is offered by the company. These competitors do not offer the recall feature, the self-destruct feature, the time delay feature or the ability to change the email once it has been sent. In other words, once the email is sent from either HotMail.com or Yahoo, the email is final.

      Finally, Microsoft's Outlook program provides a recall feature that is similar to AOL's except that a message cannot be fully recalled after it is read by the recipient. Although the Outlook program allows the sender to recall an email, such sender may only recall an email sent to people on the same server as the sender. After an email is recalled, the recipient can still read the email, it just has a red line through it to indicate the sender recalled the email. Accordingly, this feature is not a true recall feature, it just allows the sender to notify the recipient that the email was sent in error.

Legal Proceedings

      We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

Employees

      We have 6 full time employees and 1 part time employees. We believe that our relationship with employees is satisfactory. We have not suffered any labor problems since our inception.

Properties

      We occupy office space at 2150 Highway 35, Suite 250, Sea Girt, New Jersey 08750. Our Sea Girt, New Jersey office has approximately 160 square feet of office space. Our operating lease for these premises expires on September 30, 2005. The current monthly occupancy rate is approximately $5.36 per square foot. We believe that this facility will be adequate to meet our requirements for the foreseeable future and that suitable additional space will be available if needed.

      We also occupy office space at 113 W. Dawes, Suite 111, Bixby, Oklahoma 74008. Our Bixby, Oklahoma office has approximately 550 square feet of office space. Our operating lease for these premises expires on December 31, 2005. The current annual occupancy rate is approximately $8.73 per square foot. We believe that this facility will be adequate to support our Oklahoma-based operation.

      Other than the two named premises above, we do not own or lease any other property or real estate.

                              GOVERNMENT REGULATION

      We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

      Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

      The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

      Violations of local laws may be alleged or charged by state or foreign governments, and we may unintentionally violate local laws. Local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

                                   MANAGEMENT

Executive Officers

      The name, age and position of each person who serves as an executive officer of the company are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:


Name                            Age                       Position
----                            ---                       --------

Darin M. Myman                   40        President and Chief Executive Officer

Adam Kotkin                      26        Chief Operating Officer and Secretary

Todd M. Ross                     32        Chief Financial Officer and Treasurer

Charles A. Handshy, Jr.          33        Chief Information Officer

David Daniels                    59        Chief Technology Officer

      There are no family relationships among the current executive officers of BigString. None of the executive officers of BigString are directors of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman, a co-founder of the company, has served as the President and Chief Executive Officer of the company since its inception on October 8, 2003. He also has served as a member of the company's board of directors since the company's inception. Prior to co-founding the company, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance brokerage agency, from March 1999 until December 2000. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation.

Adam Kotkin, a co-founder of the company, has served as the Chief Operating Officer of the company since its inception on October 8, 2003 and as Secretary since August 17, 2005. He also has served as a member of the company's board of directors since June 29, 2005. Prior to joining the company, Mr. Kotkin served as business developer and sales manager at LiveInsurance.com from March 1999 until December 2000. Adam graduated with distinction from New York University with a BA in Economics in May 2002.

Todd M. Ross has served as the Chief Financial Officer and Treasurer of the company since January, 2005. He also has served as a member of the company's board of directors since June 29, 2005. Since January, 2002, Mr. Ross also serves as President and CEO of H.K. Ross Corp. Prior to his formation of H.K. Ross Corp., Mr. Ross served as In-house Counsel and Chief Financial Officer for LiveInsurance.com from January, 2000 to December, 2000. From January 1998 until December, 1999, Mr. Ross worked for the NIA Group, one of the largest privately held insurance brokerage firms in the United States. Mr. Ross graduated from the University of

Wisconsin-Madison with a BA in Political Science in May, 1994 and earned his JD at Hofstra University School of Law in May, 1997. Mr. Ross anticipates receiving his MBA in Professional Accounting and Finance and a Masters in Taxation from Fordham University Graduate School of Business in December, 2005.

Charles A. Handshy, Jr., a co-founder of the company, has served as the Chief Information Officer of the company since its inception on October 8, 2003. He also has served as a member of the company's board of directors since the company's inception. Prior to joining the company, Mr. Handshy founded Gravette Online in November, 2001 and Green Country Internet in July, 1999, two internet service providers located in the Midwest. In addition to his operation of these companies, Mr. Handshy has provided computer consulting to fortune 500 companies including CITGO, Black and Decker and Williams Telecommunications since 1990. Mr. Handshy graduated from Northeastern Oklahoma A&M College with a degree in computer science.

David Daniels, a co-founder of the company, has served as the Chief Technology Officer of the company since its inception on October 8, 2003. He also has served as a member of the company's board of directors since the company's inception. In addition to serving as an officer and director of the company, Mr. Daniels has owned INTERNETworks, a website hosting firm based in Oklahoma, since its formation in October 1993. Prior to the formation of the company and INTERNETworks, he was a technology consultant from 1979 to 1993. Mr. Daniels also serves as a board member of the Oklahoma chapter of InfraGuard.

Executive Compensation

      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the company for the years ended December 31, 2004 and 2003 of the Chief Executive Officer and each other executive officer whose total annual salary and bonus for the year ended December 31, 2004 exceeded $100,000 (the "named executive officers").

                                                       SUMMARY COMPENSATION TABLE

                                       Annual Compensation                  Long-Term Compensation
                                ---------------------------------    --------------------------------------
                                                                             Awards               Payouts
                                                                     -----------------------    -----------
                                                           Other     Restricted   Securities
                                                          Annual       Stock      Underlying                   All Other
                         Year                            Compensa-    Award(s)     Options/     LTIP Payouts   Compensa-
Name and Position        (1)     Salary ($)  Bonus ($)    tion ($)       ($)       SARs (#)         ($)         tion($)
-----------------       -----   -----------  ---------   ---------   ----------   ----------    ------------   ----------
Darin M. Myman,          2004    $53,400      $  --       $  --        $  --          --          $  --         $
President and Chief      2003    $ 1,700                     --           --          --             --
Executive Officer


----------------------

      (1) The company commenced operations on October 8, 2003.


Employment Agreements

      Currently, none of the officers or employees of the company has an employment agreement with the company. At the discretion of our board of directors, the company may in the future enter into employment agreements with one or more of their officers or other employees.

Board of Directors

      The name, age, principal occupation or employment and biographical information of each person who serves on the board of directors of the company are set forth below:

Name and Address             Age       Principal Occupation or Employment
----------------             ---       ----------------------------------

Darin M. Myman                40       President and Chief Executive Officer of
                                       BigString Corporation

David Daniels                 59       Chief Technology Officer of BigString
                                       Corporation

Todd M. Ross                  32       Chief Financial Officer of BigString
                                       Corporation

Adam Kotkin                   26       Chief Operating Officer of BigString
                                       Corporation

Charles A. Handshy, Jr.       33       Chief Information Officer of BigString
                                       Corporation

Marc Dutton                   35       Managing Director - FJA-US Inc.

Barbara Musco                 46       Vice President of Strategic Services at
                                       Bethpage Federal Credit Union.

      There are no family relationships among the current directors of the company. None of the directors of the company are directors of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman, see "Executive Officers."

David Daniels, see "Executive Officers."

Todd M. Ross, see "Executive Officers."

Adam Kotkin, see "Executive Officers."

Charles A. Handshy, Jr., see "Executive Officers."

Marc Dutton currently serves as Managing Director of FJA-US and FJA-US, Australia (formerly known as Finansys), an industry leader in insurance technology solutions. Mr. Dutton joined FJA-US in 1996 and prior to serving as Managing Director, he served as Vice President of Sales and other sales management positions. He received a Bachelor of Science Degree from the University of Albany in May of 1991. Mr. Dutton has served on the board of directors of BigString since June 29, 2005.

Barbara Musco currently serves as an Assistant Vice-President of Strategic Services for Bethpage Federal Credit Union, which is Long Island's largest credit union. Ms. Musco joined Bethpage Federal Credit Union in November, 2002. Prior to joining Bethpage Federal Credit Union, from June, 1997 to November, 2002, Ms. Musco served as President and Chief Executive

Officer of Outsource Enterprises Limited, a consulting firm. She also worked for NBC, from April, 1995 to September, 1997. Ms. Musco started her career at Grumman Aerospace Corporation in June, 1982. Ms. Musco received a Bachelor of Science Degree in business administration from the University of New England and a Master in Business Administration from Dowling College, School of Business. Ms. Musco has served on the board of directors of BigString since June 29, 2005.

Committees of Board of Directors

      We currently do not have any committees of our board of directors. The full board of directors assumes the duties that would be delegated to an audit committee, a compensation committee and a nominating committee. In the next several months, we intend to establish an audit committee, a compensation committee and a nominating committee, and any other committees we believe will facilitate the operations of the company.

Director Compensation

      Currently we do not compensate our directors for serving on our board of directors.

                           RELATED PARTY TRANSACTIONS

      On July 16, 2004, the company issued to each of Darin M. Myman, the President and Chief Executive Officer and a director of the company, David Daniels, the Chief Technology Officer and a director of the company, Deborah Daniels, his wife, Charles A. Handshy, Jr., the Chief Technology Officer and a director of the company, and June Handshy, his wife, 4,000,000 shares of the company's common stock. As a result of these stock acquisitions, BigString became the owner of 100% of the outstanding common stock of Email Emissary.

      David Daniels, the Chief Technology Officer and his wife, Deborah Daniels, each own a 50% interest in INTERNETworks. BigString, in June 2005, entered into a lease by and among INTERNETworks, as landlord, and the company and it subsidiary Email Emissary, as tenants, for the lease of office space located at Suite 111, 113 W. Dawes Street, Bixby Oklahoma.. The lease is for a term of six and a half years with a annual lease fee of two thousand six hundred dollars.

                           DESCRIPTION OF COMMON STOCK

General

      The authorized capital stock of the company consists of 250,000,000 shares of capital stock, consisting of 249,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share.

Common Stock

      As of August 15, 2005, there were 52,770,125 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and there is no cumulative voting for the election of our board of directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets that are legally available for distribution, after payment of all debts and other liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

      There are no shares of preferred stock outstanding. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any of the shares of preferred stock upon the rights of the holders of the common stock until the board of directors determines the specific rights of the holders of such shares. However, the effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and hindering or preventing a change of our control without further action by the stockholders, thereby protecting management.

                              SELLING STOCKHOLDERS

      We are registering for offer and sale 11,869,125 shares of our common stock held by 43 of our existing stockholders. The following tables presents the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by each as of August 15, 2005. To the best of our knowledge, the named selling stockholders are the beneficial owners and have sole voting and investment power over all shares or rights to the shares reported.

                                                                                                 Percent of
                                               Shares of                         Shares of      Class to be
                                             Common Stock       Shares of      Common Stock     Owned After
                Name of                     Owned Prior to    Common Stock      Owned After     Offering is
           Beneficial Owner                  the Offering     Being Offered   the Offering(1)  Completed(1)
----------------------------------------    --------------    -------------   ---------------  -------------
AJW Offshore, Ltd. .....................        430,313           430,313              0              0%

AJW Partners, LLC ......................        299,531           299,531              0              0%

AJW Qualified Partners, LLC ............        101,250           101,250              0              0%

David Matthew Adredge ..................        125,000           125,000              0              0%

David A. Arledge .......................      1,250,000         1,250,000              0              0%

Susan Baran ............................        600,000           600,000              0              0%

Jeffrey M. Barber and Jo Ann Barber ....        312,500           312,500              0              0%

Nicholas Codispoti .....................        375,000           375,000              0              0%

Nicholas Codispoti, President, Codispoti
    Foundation .........................        750,000           750,000              0              0%

Nicholas Codispoti, IRA Account ........        375,000           375,000              0              0%

Jon M. Conahan .........................      1,250,000         1,250,000              0              0%

Dean G. Corsones .......................        312,500           312,500              0              0%

Michael Dewhurst .......................        125,000           125,000              0              0%

Marc Dutton(2) .........................        650,000           120,000        530,000            1.0%

Theodore Fadool, Jr ....................        581,250           581,250              0              0%

Howard Greene ..........................        220,000            40,000        180,000            .34%

Harvey M. Goldfarb .....................         80,000            80,000              0              0%



                                       36

                                                                                                 Percent of
                                               Shares of                         Shares of      Class to be
                                             Common Stock       Shares of      Common Stock     Owned After
                Name of                     Owned Prior to    Common Stock      Owned After     Offering is
           Beneficial Owner                  the Offering     Being Offered   the Offering(1)  Completed(1)
----------------------------------------    --------------    -------------   ---------------  -------------

Charles Scott Guerrieri ................        312,500           312,500              0              0%

Herd Family Partnerships ...............         31,250            31,250              0              0%

Glenn & Brenda Herd ....................         15,625            15,625              0              0%

Ronald Herd ............................         38,750            38,750              0              0%

Steven Hoffman .........................         55,000            55,000              0              0%

James R. Kaufman and Barbara Kaufman ...        312,500           312,500              0              0%

Jeffrey & Lisa Kay .....................         72,000            72,000              0              0%

Gerald Kotkin ..........................        300,000           200,000        100,000            .19%

Paul A. Levis, PSP .....................         40,000            40,000              0              0%

Joel Marcus ............................        312,500           312,500              0              0%

Barbara A. Musco & Bernie E. Bazar(2) ..        255,000           205,000         50,000            .09%

Craig Myman ............................      2,000,000           450,000      1,550,000           2.94%

New Millennium Capital Partners II, LLC          12,656            12,656              0              0%

Alfred Pantaleone ......................      6,700,000(3)        450,000      6,250,000          11.84%

Sara Pasquarello .......................         31,250            31,250              0              0%

Richard and George Petrone .............         62,500            62,500              0              0%

David and Kim Prado ....................        312,500           312,500              0              0%

Lee Rosenberg ..........................      1,040,000            40,000      1,000,000           1.90%

Todd M. Ross (4) .......................      1,625,000           125,000      1,500,000           2.84%

Marc Sandusky ..........................         62,500            62,500              0              0%

Adam Schaffer ..........................         40,000            40,000              0              0%

H. Joseph Sgroi ........................        114,000           114,000              0              0%

Shefts Family LP. ......................        625,000           625,000              0              0%

Thomas Shields .........................        625,000           625,000              0              0%


                                       37

                                                                                                 Percent of
                                               Shares of                         Shares of      Class to be
                                             Common Stock       Shares of      Common Stock     Owned After
                Name of                     Owned Prior to    Common Stock      Owned After     Offering is
           Beneficial Owner                  the Offering     Being Offered   the Offering(1)  Completed(1)
----------------------------------------    --------------    -------------   ---------------  -------------

Mark Yutko .............................        156,250           156,250              0              0%

Bradley Zelenitz .......................        210,000            40,000        170,000            .32%


--------------------

(1)   Assumes all shares registered are sold.
(2)   Mr. Dutton and Ms. Musco serve as directors of the company.
(3)   Includes all shares beneficially owned by Mr. Pantaleone. See footnote
      (12) of the "Principal Stockholders and Security Ownership of Management - 5% Ownership Table."
(4) Mr. Ross serves as Chief Financial Officer and Treasurer of the company and also as a member of the company's board of directors.

      The selling shareholders may offer their shares on a continuous basis or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended. The selling stockholders are under no obligation to sell all or any portion of their shares, either now or in the future. Since the selling stockholders may sell all or part of their shares, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

Registration Rights Agreements

      In connection with a private placement of its common stock which ended on July 20, 2005, the company entered into registration rights agreements with 21 investors who purchased shares of common stock in the private placement. These registration rights agreements required the company to register the shares held by the investors. To effect the registration, the company was and is required, among other things, to file a registration statement on Form SB-2 with the Securities and Exchange Commission by September 30, 2005, pay all costs of registration, use its best efforts and to secure designation or listing of the company's common stock on The American Stock Exchange, The New York Stock Exchange, one of the Nasdaq markets or the OTC Bulletin Board. In addition, the registration rights agreements provide that the company will indemnify an investor for losses resulting from misleading or fraudulent disclosures in the registration statement and other violations of the securities laws, except for those misleading or fraudulent disclosures or violations resulting from information provided by the investor.

                              PLAN OF DISTRIBUTION

      The selling stockholders have not informed us of how they plan to sell their shares. However, selling stockholders may sell their shares of common stock either directly or through a broker-dealer or other agent at a price of $.48 per share until the earlier of (1) ninety days following the date of this prospectus and (2) the inclusion of our common stock on the OTC Bulletin Board and, thereafter, at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:

      o Transactions in the over-the-counter market if the company's common stock is included on the OTC Bulletin Board and a public trading market develops.

      o A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

      o Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

      o Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

      o In privately negotiated transactions not involving a broker or dealer.

      The selling stockholders may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share, which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

      Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

      The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities

Exchange Act of 1934, as amended, and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

      Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers. We intend to seek qualification for sale of the securities in those states that the securities will be offered.

      To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

      The company will pay all of the expenses incident to the registration and offering of our common stock by the selling stockholders, other than commissions or discounts of underwriters, broker-dealers or agents.

                                  LEGAL MATTERS

      The legality of the securities offered in this prospectus will be passed upon by Giordano, Halleran & Ciesla, P.C., Red Bank, New Jersey.

                                     EXPERTS

      The consolidated financial statements of BigString Corporation for the year ended December 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003 have been included in reliance upon the report of Wiener, Goodman & Company, P.C., independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      Our amended and restated by-laws contain provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      We are subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

                             ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered by the Selling Stockholders under this prospectus. The registration statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the Securities and Exchange Commission. Copies of all or any portion of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission upon payment of the prescribed fees.

                               INDEX TO FINANCIAL STATEMENTS

                                   BIGSTRING CORPORATION
                                      AND SUBSIDIARY

                             Consolidated Financial Statements

                                     December 31, 2004

Report of Independent Registered Public Accounting Firm.....................................F-2
Consolidated Balance Sheets at December 31, 2004 and 2003...................................F-3
Consolidated Statements of Operations for the year ended December 31, 2004 and the period October 8, 2003 (Date of Formation) through December 31, 2004................F-4
Consolidated Statements of Stockholders' Equity for the year ended
December 31, 2004 and the period October 8, 2003 (Date of Formation) through
December 31, 2004...........................................................................F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2004 and the period October 8, 2003 (Date of Formation) through December 31, 2004....................F-6
Notes to Consolidated Financial Statements..................................................F-7

                                  June 30, 2005

Consolidated Balance Sheets at June 30, 2005 (unaudited) and December 31, 2004..............F-14

Consolidated Statements of Operations (unaudited) for the six months ended
June 30, 2005 and 2004......................................................................F-15
Consolidated Statements of Stockholders' Equity (unaudited) for the six months ended
June 30, 2005 and 2004......................................................................F-16
Consolidated Statements of Cash Flows (unaudited) for the six months ended
June 30, 2005 and 2004......................................................................F-17
Notes to Unaudited Consolidated Financial Statements........................................F-18


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BigString Corporation
Sea Girt, New Jersey

We have audited the accompanying consolidated balance sheets of BigString Corporation (formerly Recall Mail Corporation) and subsidiary (collectively, the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and for the period October 8, 2003 (Date of Formation) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004, and for the period October 8, 2003 (Date of Formation) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


WIENER, GOODMAN & COMPANY, P.C.

Eatontown, New Jersey
July 31, 2005

                      BIGSTRING CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                         December 31,
                                                                         ------------
                                                                      2004         2003
                                                                      ----         ----
                                     ASSETS
Current assets:
      Cash and cash equivalents                                    $  13,808    $  20,140

Property & equipment - net                                            17,356

Intangible assets - net                                               55,925

Other assets                                                           1,700        1,700
                                                                   ---------    ---------

                 TOTAL ASSETS                                      $  88,789    $  21,840
                                                                   =========    =========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                             $   2,620    $
      Accrued expenses                                                32,518        6,407
      Unearned revenue                                                 4,364
                                                                   ---------    ---------

            Total current liabilities                                 39,502        6,407

Stockholders' equity:
      Common Stock, $.0001 par value - authorized
        50,000,000 shares; outstanding 42,305,000 and 21,250,000
        shares, respectively                                           4,231        2,125
      Additional paid in capital                                     377,020       52,875
      Subscription receivable                                             --      (10,000)
      Deficit                                                       (331,964)     (29,567)
                                                                   ---------    ---------

            Total stockholders' equity                                49,287       15,433
                                                                   ---------    ---------

                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  88,789    $  21,840
                                                                   =========    =========



                 See notes to consolidated financial statements

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Period
                                                             October 8, 2003
                                                           (Date of Formation)
                                         Year Ended              Through
                                     December 31, 2004      December 31, 2003
                                    -------------------    -------------------

Net sales                           $             2,522    $
                                    -------------------    -------------------

Costs and expenses:
        Selling, general and
          administrative expenses               304,954                 29,583
                                    -------------------    -------------------

Loss from operations                           (302,432)               (29,583)

Interest income                                      35                     16
                                    -------------------    -------------------

Net loss                            $          (302,397)   $           (29,567)
                                    ===================    ===================

Loss per common share - basic
  and diluted                       $             (0.01)   $              0.00
                                    ===================    ===================

Weighted average common shares
  outstanding - basic and diluted            21,770,529             21,210,000
                                    ===================    ===================


                 See notes to consolidated financial statements.

                                              BIGSTRING CORPORATION AND SUBSIDIARY
                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                       Additional
                                                        Common Stock                    Paid-In       Subscription      Retained
                                           Total        No of shares      Amount        Capital        Receivable       Earnings
                                        ------------    ------------   ------------   ------------    ------------    ------------
Balance, October 8, 2003                $                              $              $               $               $

Issuance of common stock                                  21,210,000          2,121         (2,121)
  (at $.001 per share)

Contribution of capital                       45,000                                        45,000

Sale of common stock
  (at $.25 per share)                                         40,000              4          9,996

Net loss                                     (29,567)                                                                      (29,567)

                                        ------------    ------------   ------------   ------------    ------------    ------------
Balance, December 31, 2003                    15,433      21,250,000          2,125         52,875         (10,000)        (29,567)

Sale of common stock
  (at $.25 per share)                        227,500         870,000             87        217,413          10,000

Issuance of common stock
  for services ($.21 per share)               39,251         185,000             19         39,232

Issuance of common stock
  in acquisition (at $.003 per share)         66,000      20,000,000          2,000         64,000

Issuance of warrants                           3,500                                         3,500

Net loss                                    (302,397)                                                                     (302,397)

                                        ------------    ------------   ------------   ------------    ------------    ------------
Balance, December 31, 2004              $     49,287      42,305,000   $      4,231   $    377,020    $               $   (331,964)
                                        ============    ============   ============   ============    ============    ============


                                         See notes to consolidated financial statements.

                          BIGSTRING CORPORATION AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Period
                                                                           October 8, 2003
                                                                         (Date of Formation)
                                                       Year Ending             Through
                                                    December 31, 2004     December 31, 2003
                                                   ------------------    ------------------
Cash flows from operating activities:
        Net loss                                   $         (302,397)   $          (29,567)
Adjustments to reconcile net loss
  to net cash used in operating activities:
        Depreciation and amortization                           7,496
        Stock issued for services                              39,251
        Warrants issued                                         3,500
        Changes in operating assets
          and liabilities:
             Increase in accrued expenses                      28,163                 6,407
             (Increase) decrease in other assets                5,000                (1,700)
             Increase in unearned revenue                       4,364
                                                   ------------------    ------------------
        Net cash used in operating activities                (214,623)              (24,860)

Cash flows from investing activities:
        Purchase of property, plant and
          equipment                                           (19,209)

Cash flows from financing activities:
        Proceeds from issuance of common
          stock                                               227,500                45,000

Net increase (decrease) in cash                                (6,332)               20,140

Cash - beginning of year                                       20,140
                                                   ------------------    ------------------

Cash - end of year                                 $           13,808    $           20,140
                                                   ==================    ==================

Supplementary Information:
        Details of acquisition
             Fair value of assets acquired
               (excluding cash of $2,548)          $            4,431
             Intangibles                                       61,569
                                                   ------------------
             Common stock issued to effect
               acquisition                         $           66,000
                                                   ==================

Financing Information:
        Common stock issued for services           $           39,251
                                                   ==================
        Common stock warrants issued               $            3,500
                                                   ==================


                       See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

BigString Corporation (the "Company") was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The Company's name was formally changed to BigString Corporation in July 2005. The Company was formed, together with Email Emissary, Inc. ("Email Emissary"), incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by the Company in July 2004 and is currently the Company's only subsidiary. In March 2004, the BigString email service was introduced to the market.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

The Company recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.

DEPRECIATION
------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated primarily using the straight-line method over their estimated useful lives of these assets. Property, plant and equipment are reviewed periodically for possible impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

STOCK BASED COMPENSATION
------------------------

The Company issues shares of common stock to non-employees as stock-based compensation. The Company accounts for the services using the fair market value of the services rendered. For the year ended December 31, 2004, the Company issued 185,000 shares of its common stock and recorded compensation expense of $39,251 in connection with the issuance of these shares.

INCOME TAXES
------------

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences caused by capitalization of start-up expenditures as required by Section 195 the Internal Revenue Code of 1986, as amended.

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of the Company. The Company does not perform such activities for others. The Company had software licensing costs of $20,000 for the year ended December 31, 2003 and site development costs of $51,000 for the year ended December 31, 2004. These costs have been incurred in conjunction with the development of the e-mail products which the Company now offers.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the year. Diluted (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the year. All potentially dilutive securities have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition.

GOODWILL AND OTHER INTANGIBLES
------------------------------

In June 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 142 "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives are not amortized but rather are tested at least annually for impairment unless certain impairment indicators are identified.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In December 2004, the FASB issued SFAS No. 123(R), "Share Based Payment," that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, if granted, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. The statement also amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid. SFAS No. 123(R) is effective as to the Company as of January 1, 2006. The Company is currently evaluating its position and will make its determination to account for the compensation costs either prospectively or retroactively at the time of adoption. The adoption of SFAS 123(R) is expected to have a material effect on the Company's results of operations.

In December 2004, the FASB issued FASB Staff Position FAS 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" to provide guidance on the application of Statement 109 to the provision within the American Jobs Creations Act of 2004 (the "Act") that provides tax relief to U.S. domestic manufacturers. FAS 109-1 provides that a manufacturer's deduction under the Act should be accounted for as a special deduction in accordance with FASB Statement No. 109 and not as a tax rate reduction. FAS109-1 was effective upon issuance. The adoption of FAS 109-1 could have a material effect on the Company's results of operations and financial position.

In December 2004, the FASB issued SFAS No. 153, an amendment of APB Opinion No. 29, "Exchanges of Nonmonetary Assets." SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB Opinion No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material effect on the Company's financial position or results of operations.

2.    ACQUISITION

On July 16, 2004, the Company completed the acquisition of Email Emissary, Inc. ("Email"). The Company purchased 100% of Email Emissary's stock for 20,000,000 shares of the Company's common stock. The Company acquired Email Emissary to consolidate its marketing and development operations.. The purchase price of $66,000 has been allocated to both tangible and intangible assets and liabilities based on estimated fair values after considering various appraisals by management; such intangible assets are being amortized over a period of five years.

This acquisition will be accounted for using the purchase method of accounting and, accordingly the results of operations of Email Emissary will be included in the Company's financial statements from July 16, 2004, the date of closing.

The following unaudited pro forma summary results of operations assume that Email Emissary had been acquired as of January 1, 2003.

                                     Years Ended December 31,
                                       2004           2003
                                       ----           ----

                   Net sales        $    3,850    $   20,210
                   Net loss         $ (300,579)   $  (30,136)
                   Loss per share   $  (0.0112)   $  (0.0011)

The information above is not necessarily indicative of the results of operations that would have incurred if the acquisition had been consummated as of January 1, 2003. Such information should not be construed as a representation of the future results of operations of the Company.

3.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                    December 31,
                                  2004       2003
                                  ----       ----
Computer equipment and
  internal software             $ 16,106   $
Furniture and fixtures             3,103
                                --------   --------
                                  19,209
Less accumulated depreciation      1,853
                                --------   --------
                                $ 17,356   $
                                ========   ========

Depreciation expense for the years ended December 31, 2004 and 2003 was $1,853 and $ -0-, respectively.

4.    GOODWILL AND OTHER INTANGIBLES

Other intangibles include patent fees. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations. Other intangibles are being amortized over 5 years. Amortization expense was $5,644 for the year ended December 31, 2004.

Other intangible assets as of December 31, 2004 consist of the following:

                     Patents                      $  61,569
                     Accumulated amortization         5,644
                                                  ---------
                                                  $  55,925
                                                  =========

Estimated amortization expense for intangible assets for the next five years are as follows:

                      Years Ending    Estimated Amortization
                      December 31,            Expense
                      ------------            -------
                         2005                 $12,314
                         2006                 $12,314
                         2007                 $12,314
                         2008                 $12,314
                         2009                 $ 6,669

5.    INCOME TAXES

At December 31, 2004, the Company has a net operating loss carry-forward of approximately $181,000, which expire in various years through 2017. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from the Company's net operating loss carry-forwards, the Company has recorded a valuation allowance for the entire amount of the deferred tax asset.

6.    COMMON STOCK

In October 2003, the month of the Company's formation, the Company issued 21,210,000 shares of its common stock, $.0001 par value, to principals of the Company.

During 2003, the Company conducted a private placement of securities, pursuant to which it sold 40,000 shares of the Company's common stock at a per share purchase price of $0.25. The Company received $10,000 in gross proceeds as a result of this private placement.

During 2004, the Company conducted a private placement of securities, pursuant to which it sold 870,000 shares of the Company's common stock at a per share purchase price of $0.25. The Company received $217,500 in gross proceeds as a result of this private placement.

During 2004, the Company issued warrants to purchase 60,000 shares of the Company's common stock with a per share exercise price of $.25. The Company believes that the exercise price of these warrants was equal to the fair value of the underlying shares of common stock at the time of issuance based on the sale of common stock to third parties. The warrants expire on January 1, 2007. Certain of these warrants were exercised, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, the Company received $11,250 in gross proceeds . In connection with the issuance of these warrants, the Company recorded an expense of $3,500 which is included in the statement of operations for the year ended December 31, 2004. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of -0-%; expected volatility of 35%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of the warrants granted during the year ended December 31, 2004 was $ .06 per share.

7.    COMMITMENTS AND CONTINGENCIES

The Company leases its facility which require the Company to pay certain executory costs (such as insurance and maintenance)

Future minimum lease payments for operating leases are approximately as follows:

                             Year Ending
                             December 31,
                             ------------
                                 2005          $10,050

Rental expense was approximately $16,471 and $1,980 for the years ended December 31, 2004 and 2003, respectively.

8.    SUBSEQUENT EVENTS

ISSUANCES OF COMMON STOCK
-------------------------

For the seven month period ended July 31, 2005, the Company conducted several private placements pursuant to which it sold 967,000 shares of its common stock at a per share purchase price of $0.25, and 6,323,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, the Company received $1,253,450 in gross proceeds.

For the seven month period ended July 31, 2005, the Company also issued 50,000 shares of its common stock to non-employees as stock-based compensation. The Company accounts for the services using the fair market value of the services rendered. The Company recorded compensation expense of $12,500 in connection with the issuance of these shares.

GRANTS OF WARRANTS
------------------

On January 1, 2005, the Company granted two warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of the Company's common stock at an exercise price of $.25 per share. Each of these warrants is due to expire on January 1, 2007. In connection with the issuance of these warrants, the Company recorded an expense of $7,400 which is included in the Company's unaudited statement of operations for the six months ended June 30, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

AMENDMENTS TO CERTIFICATE OF INCORPORATION
------------------------------------------

On July 18, 2005, the Company amended its Certificate of Incorporation to, among other things, (1) change its name from Recall Mail Corporation to BigString Corporation, and (2) increase the number of shares the Company is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of the Company's common stock. Currently, there are no shares of preferred stock outstanding.

                                             BIGSTRING CORPORATION AND SUBSIDIARY
                                                  CONSOLIDATED BALANCE SHEETS


                                                                                      June 30, 2005    December 31, 2004
                                                                                      -------------    -----------------
                                                            ASSETS
Current assets:
     Cash and cash equivalents                                                         $  1,022,121       $     13,808

Property & equipment - net                                                                   43,285             17,356

Intangible assets - net                                                                      50,281             55,925

Other assets                                                                                  1,700              1,700
                                                                                       ------------       ------------

           TOTAL ASSETS                                                                $  1,117,387       $     88,789
                                                                                       ============       ============


                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                  $     60,527       $      2,620
     Accrued expenses                                                                        52,942             32,518
     Unearned revenue                                                                         3,252              4,364
     Subscriptions payable                                                                  953,700
                                                                                       ------------       ------------

        Total current liabilities                                                         1,070,421             39,502

Stockholders' equity:
     Common stock, $.0001 par value - authorized
         50,000,000 shares; outstanding 43,322,000 and 42,305,000
         shares, respectively                                                                 4,333              4,231
     Additional paid in capital                                                             638,568            377,020
     Deficit                                                                               (595,935)          (331,964)
                                                                                       ------------       ------------

        Total stockholders' equity                                                           46,966             49,287
                                                                                       ------------       ------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $  1,117,387       $     88,789
                                                                                       ============       ============

                                        See notes to consolidated financial statements

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       Six Months Ended
                                                          June 30,
                                                    2005               2004
                                                    ----               ----

Net sales                                       $      3,488       $
                                                ------------       ------------

Costs and expenses:
     Selling, general and
       administrative expenses                       269,094            123,998
                                                ------------       ------------

Loss from operations                                (265,606)          (123,998)

Interest income                                        1,635
                                                ------------       ------------

Net loss                                        $   (263,971)      $   (123,998)
                                                ============       ============

Loss per common share - basic
  and diluted                                   $      (0.01)      $      (0.01)
                                                ============       ============

Weighted average common shares
  outstanding - basic and diluted                 21,356,042         21,210,000
                                                ============       ============


                 See notes to consolidated financial statements

                                                BIGSTRING CORPORATION
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                             Common Stock            Additional
                                                                                      Paid-In        Retained
                                          Total       No of shares      Amount         Capita        Earnings
                                      ------------    ------------   ------------   ------------   ------------
---------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003            $     25,433      21,250,000   $      2,125   $     52,875   $    (29,567)
---------------------------------------------------------------------------------------------------------------

Sale of common stock
  (at $.25 per share)                      174,500         698,000             70        174,430

Issuance of warrants                         3,500                                         3,500

Net loss                                  (123,998)                                                    (123,998)

---------------------------------------------------------------------------------------------------------------
Balance, June 30, 2004                $     79,435      21,948,000   $      2,195   $    230,805   $   (153,565)
===============================================================================================================


---------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004            $     49,287      42,305,000   $      4,231   $    377,020   $   (331,964)
---------------------------------------------------------------------------------------------------------------

Sale of common stock
(at $.25 per share)                        241,750         967,000             97        241,653

Issuance of common stock
   for services (at $.25 per share)         12,500          50,000              5         12,495

Issuance of warrants                         7,400                                         7,400

Net loss                                  (263,971)                                                    (263,971)

---------------------------------------------------------------------------------------------------------------
Balance, June 30, 2005                $     46,966      43,322,000   $      4,333   $    638,568   $   (595,935)
===============================================================================================================


                                        See notes to consolidated financial statements

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          Six Months Ended
                                                              June 30,
                                                        2005            2004
                                                        ----            ----
Cash flows from operating activities:
     Net loss                                       $  (263,971)    $  (123,998)
Adjustments to reconcile net loss
  to net cash used in operating activities:
     Depreciation and amortization                        6,571             778
     Stock issued for services                           12,500
     Warrants issued                                      7,400           3,500
     Changes in operating assets
       and liabilities:
        Increase in accounts payable                     77,219          12,600
        (Increase) decrease in other assets
        Increase in unearned revenue
                                                    -----------     -----------
     Net cash used in operating activities             (160,281)       (107,120)

Cash flows from investing activities:
     Purchase of property, plant and
       equipment                                        (26,856)        (13,653)

Cash flows from financing activities:
     Proceeds from issuance of common
       stock                                          1,195,450         184,500

Net increase (decrease) in cash                       1,008,313          63,727

Cash - beginning of year                                 13,808          20,140
                                                    -----------     -----------

Cash - end of year                                  $ 1,022,121     $    83,867
                                                    ===========     ===========

Financing Information:

     Common stock issued for services               $    12,500     $    12,600
                                                    ===========     ===========
     Common stock warrants issued                   $     7,400     $     3,500
                                                    ===========     ===========


                 See notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

BigString Corporation (the "Company") was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The Company's name was formally changed to BigString Corporation in July 2005. The Company was formed, together with Email Emissary, Inc. ("Email Emissary"), incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by the Company in July 2004 and is currently the Company's only subsidiary. In March 2004, the BigString email service was introduced to the market.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

The Company recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.

DEPRECIATION
------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated primarily using the straight-line method over their estimated useful lives of these assets. Property, plant and equipment are reviewed periodically for possible impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

STOCK BASED COMPENSATION
------------------------

The Company issues shares of common stock to non-employees as stock-based compensation. The Company accounts for the services using the fair market value of the services rendered. For the six months ended June 30, 2005 the Company issued 50,000 shares of its common stock and recorded compensation expense of $12,500 in connection with the issuance of these shares.

INCOME TAXES
------------

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences caused by capitalization of start-up expenditures as required by Section 195 of the Internal Revenue Code of 1986, as amended.

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of the Company. The Company does not perform such activities for others. The Company had software licensing costs of $9,591 and site development costs of $36,000 for the six months ended June 30, 2005, as compared to software licensing costs of $1,537 and site development costs of $16,500 for the six months ended June 30, 2004. These costs have been incurred in conjunction with the development of the e-mail products which the Company now offers.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the specified period. Diluted
(loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period. All potentially dilutive securities have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition.

GOODWILL AND OTHER INTANGIBLES
------------------------------

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives are not amortized but rather they are tested at least annually for impairment unless certain impairment indicators are identified.

2.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                Six Months Ended
                                                   June 30,
                                                 2005      2004
                                                 ----      ----

               Computer equipment and
                   internal software           $42,962   $10,331
               Furniture and fixtures            3,103     3,305
                                               -------   -------
                                                46,065    13,636
               Less accumulated depreciation     2,780       778
                                               -------   -------
                                               $43,285   $12,858
                                               =======   =======

Depreciation expense for the six months ended June 30, 2005 and 2004 was $927 and $778, respectively.

GOODWILL AND OTHER INTANGIBLES
------------------------------

Other intangibles include patent fees. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations. Other intangibles are being amortized over 5 years. Amortization expense was $5,644 for the six months ended June 30, 2005.

Other intangible assets as of June 30, 2005 consist of the following:

                     Patents                      $  61,569
                     Accumulated amortization        11,288
                                                  ---------
                                                  $  50,281
                                                  =========

3.    COMMON STOCK

On January 1, 2005, the Company granted two warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of the Company's common stock at an exercise price of $.25 per share. Each of these warrants is due to expire on January 1, 2007. In connection with the issuance of these warrants, the Company recorded an expense of $7,400 which is included in the Company's unaudited statement of operations for the six months ended June 30, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%;

and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

For the six month period ended June 30, 2005, the Company conducted a private placement pursuant to which it sold 967,000 shares of its common stock at a per share purchase price of $0.25. As a result of this private placement, the Company received $241,750 in gross proceeds.

For the six month period ended July 31, 2005, the Company also issued 50,000 shares of its common stock to a non-employee as stock-based compensation. The Company accounts for the services using the fair market value of the services rendered. The Company recorded compensation expense of $12,500 in connection with the issuance of these shares.

4.    COMMITMENTS AND CONTINGENCIES

The Company leases its facility which require the Company to pay certain executory costs (such as insurance and maintenance)

Future minimum lease payments for operating leases are approximately as follows:

                             Years Ending
                             December 31,
                             ------------
                                  2005        $10,050

Rental expense was approximately $10,209 and $6,385 for the six months ended June 30, 2005 and 2004, respectively.

5.    SUBSEQUENT EVENTS

ISSUANCES OF COMMON STOCK
-------------------------

For the month ended July 31, 2005, the Company concluded a private placement pursuant to which it sold 6,323,125 shares of its common stock at a per share purchase price of $0.16. As a result of this private placement, the Company received $1,011,700 in gross proceeds.

AMENDMENTS TO CERTIFICATE OF INCORPORATION
------------------------------------------

On July 18, 2005, the Company amended its Certificate of Incorporation to, among other things, (1) change its name from Recall Mail Corporation to BigString Corporation, and (2) increase the number of shares the Company authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of the Company's common stock. Currently, there are no shares of preferred stock outstanding.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Sections 145(a) and (b) of the Delaware General Corporation Law permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, that with respect to actions or suits brought on our behalf, the person may only be indemnified with respect to expenses (including attorneys' fees) and may not be indemnified with respect to any claim, issue or matter for which the person is adjudged to be liable unless a court determines otherwise. Under Section 145(c) of the Delaware General Corporation Law, to the extent that one of our present or former directors or officers is successful on the merits or otherwise in defense of any of these actions, suits or proceedings, or in defense of any claim, issue or matter, the director or officer shall be indemnified against expenses (including attorneys' fees) that the director or officer actually and reasonably incurs because of the action, suit or proceeding.

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      As permitted under Delaware law, Article Seventh of our certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

      - any breach of their duty of loyalty to the company or its stockholders;

      - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

      - any transaction from which the director derived an improper personal benefit.

      This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

      Article XI of our amended and restated by-laws requires us to indemnify our officers, directors, employees and agents to the fullest extent allowed by
Section 145 of the Delaware General Corporation Law. Further, our amended and restated by-laws permit our board of directors to advance funds pending disposition of any action, suit or proceeding.

      In addition to the indemnification provided for in our certificate of incorporation and amended and restated by-laws, we may enter into indemnification agreements with our existing and future directors and officers. We also may obtain liability insurance for the benefit of our directors and officers.

      See Article XI of our amended and restated by-laws, filed as Exhibit 3.2 to this registration statement, for a complete description of the indemnification provided by the company to its directors and officers.

Item 25. Other Expenses of Issuance and Distribution.

  SEC registration fee .........................................   $      671

  Accounting fees and expenses (estimated) .....................       20,000

  Legal fees and expenses (estimated) ..........................       75,000

  Printing and engraving costs (estimated) .....................        7,500

  Blue Sky fees and expenses (estimated) .......................        2,500

  Transfer Agent and Registrar fees and expenses (estimated) ...        2,500

  Miscellaneous costs and expenses (estimated) .................       10,000
                                                                   ----------

  Total (estimated) ............................................   $  118,171
                                                                   ==========

      All of the expenses associated with the registration of securities covered by this registration statement will be paid by BigString.

Item 26. Recent Sales of Unregistered Securities.

      Since its inception on October 8, 2003, the company has issued a total of 52,770,125 shares of its common stock. These shares were issued in reliance on the exemptions from registration provided by Rules 504 and 506 of Regulation D and Section 4 (2) of the Securities Act of 1933, as amended (the "Securities Act"). Set forth in the table and discussion below is additional information with respect to the issuances of the unregistered shares.

-----------------------------------------------------------------------------------------
Date of Issuance   Name of Stockholder                            Number of Shares Issued
-----------------------------------------------------------------------------------------
October 10, 2003   Darin M. Myman                                      4,000,000
-----------------------------------------------------------------------------------------
                   Kieran Vogel                                          225,000
-----------------------------------------------------------------------------------------
                   Alfred Pantaleone                                   8,000,000
-----------------------------------------------------------------------------------------
                   Jo Myman                                            1,000,000
-----------------------------------------------------------------------------------------
                   Peter DeAngelis                                       800,000
-----------------------------------------------------------------------------------------
                   Nirad Technology                                      400,000
-----------------------------------------------------------------------------------------
                   Adam M. Kotkin                                      1,000,000
-----------------------------------------------------------------------------------------
                   Todd M. Ross                                        1,500,000
-----------------------------------------------------------------------------------------
                   Craig Myman                                         2,000,000
-----------------------------------------------------------------------------------------
                   Gerri Yellen                                          175,000
-----------------------------------------------------------------------------------------
                   Marc Dutton                                           530,000
-----------------------------------------------------------------------------------------
                   Brad Zelenitz                                         170,000
-----------------------------------------------------------------------------------------
                   Lee Rosenberg                                       1,000,000
-----------------------------------------------------------------------------------------
                   Justin Daniels                                        100,000
-----------------------------------------------------------------------------------------
                   Thierry Maniase                                       300,000
-----------------------------------------------------------------------------------------
                   William Finkel                                         10,000
-----------------------------------------------------------------------------------------
December 9, 2003   Randee Gordon and Jonathan Gordon                      40,000
-----------------------------------------------------------------------------------------
March 4, 2004      Thomas C. Sunday Jr.                                    4,000
-----------------------------------------------------------------------------------------
                   Thomas C. Sunday                                        8,000
-----------------------------------------------------------------------------------------
                   Thomas and Mary Ann Zukowski                           20,000
-----------------------------------------------------------------------------------------
                   Brad T. Zukowski                                       12,000
-----------------------------------------------------------------------------------------
May 28, 2004       Lillian Vogel and Peter Albanese                       24,000
-----------------------------------------------------------------------------------------
                   Lillian Darsey Vogel                                   28,000
-----------------------------------------------------------------------------------------


                                      II-3

-----------------------------------------------------------------------------------------
Date of Issuance   Name of Stockholder                            Number of Shares Issued
-----------------------------------------------------------------------------------------
June 3, 2004       Alan Kerr                                               4,000
-----------------------------------------------------------------------------------------
                   Richard Iglesias                                        8,000
-----------------------------------------------------------------------------------------
                   Lorraine Preston                                        8,000
-----------------------------------------------------------------------------------------
                   Michael Misson                                          8,000
-----------------------------------------------------------------------------------------
                   Ronny Hachadcorian                                     20,000
-----------------------------------------------------------------------------------------
                   Harvey M. Goldfarb                                     40,000
-----------------------------------------------------------------------------------------
                   Marc Dutton                                            80,000
-----------------------------------------------------------------------------------------
                   Philip Goldin                                          20,000
-----------------------------------------------------------------------------------------
                   Dr. Michael Hearns                                     20,000
-----------------------------------------------------------------------------------------
                   Murray and Cheryl Grashow                              20,000
-----------------------------------------------------------------------------------------
                   Dale W. Dressler                                       20,000
-----------------------------------------------------------------------------------------
June 6, 2004       Carl Arndt Krapp                                       40,000
-----------------------------------------------------------------------------------------
                   Brett Goldin                                           40,000
-----------------------------------------------------------------------------------------
                   David Pisetzner                                        20,000
-----------------------------------------------------------------------------------------
                   Stephen C. Nitti                                       10,000
-----------------------------------------------------------------------------------------
                   Bradley Zelenitz                                       20,000
-----------------------------------------------------------------------------------------
June 15, 2004      Paul Levis (Warrant-unexercised)                       15,000
-----------------------------------------------------------------------------------------
                   Steve Hoffman  (Warrant-exercised; See August          15,000
                   1, 2004)
-----------------------------------------------------------------------------------------
                   H. Joseph Sgroi (Warrant-exercised; See                30,000
                   August 1, 2004)
-----------------------------------------------------------------------------------------
July 16, 2004      Darin M. Myman                                      4,000,000
-----------------------------------------------------------------------------------------
                   David Daniels                                       4,000,000
-----------------------------------------------------------------------------------------
                   Deborah Daniels                                     4,000,000
-----------------------------------------------------------------------------------------


                                      II-4

-----------------------------------------------------------------------------------------
Date of Issuance   Name of Stockholder                            Number of Shares Issued
-----------------------------------------------------------------------------------------
                   Charles Handshy, Jr.                                4,000,000
-----------------------------------------------------------------------------------------
                   June Handshy                                        4,000,000
-----------------------------------------------------------------------------------------
August 1, 2004     John Delery                                             5,000
-----------------------------------------------------------------------------------------
                   David Shapiro                                          20,000
-----------------------------------------------------------------------------------------
                   Bradley Zelenitz                                       20,000
-----------------------------------------------------------------------------------------
                   Paul A. Levis PSP                                      40,000
-----------------------------------------------------------------------------------------
                   Steven Gilden                                          20,000
-----------------------------------------------------------------------------------------
                   H. Joseph Sgroi                                        84,000
-----------------------------------------------------------------------------------------
                   Steven Hoffman                                         40,000
-----------------------------------------------------------------------------------------
                   Neil Zelenitz                                          20,000
-----------------------------------------------------------------------------------------
                   Eric J. Sarner                                         20,000
-----------------------------------------------------------------------------------------
                   Michael Skurnick                                       20,000
-----------------------------------------------------------------------------------------
                   Arnold Boritz                                          32,000
-----------------------------------------------------------------------------------------
                   Sharon Wagner                                          20,000
-----------------------------------------------------------------------------------------
                   Howard Greene                                         220,000
-----------------------------------------------------------------------------------------
December 20, 2004  Howard Haberman                                        20,000
-----------------------------------------------------------------------------------------
January 1, 2005    Paul Quintal (Warrant-unexercised)                     50,000
-----------------------------------------------------------------------------------------
                   Barbara Musco (Warrant-unexercised)                    50,000
-----------------------------------------------------------------------------------------
April 15, 2005     Harvey M. Goldfarb                                     40,000
-----------------------------------------------------------------------------------------
                   Marc Dutton                                            40,000
-----------------------------------------------------------------------------------------
                   Stephen C. Nitti                                       10,000
-----------------------------------------------------------------------------------------
                   H. Joseph Sgroi                                        30,000
-----------------------------------------------------------------------------------------
                   Barbara Musco                                         130,000
-----------------------------------------------------------------------------------------


                                      II-5

-----------------------------------------------------------------------------------------
Date of Issuance   Name of Stockholder                            Number of Shares Issued
-----------------------------------------------------------------------------------------
                   Susan Baran                                           600,000
-----------------------------------------------------------------------------------------
                   Adam Schaffer                                          20,000
-----------------------------------------------------------------------------------------
                   Jeffrey Kay                                            52,000
-----------------------------------------------------------------------------------------
                   Lee Rosenberg                                          40,000
-----------------------------------------------------------------------------------------
May 15, 2005       Steven Hoffman                                         15,000
-----------------------------------------------------------------------------------------
June 29, 2005      Adam Schaffer                                          20,000
-----------------------------------------------------------------------------------------
                   Jeffrey Kay                                            20,000
-----------------------------------------------------------------------------------------
July 20, 2005      Barbara Musco                                         125,000
-----------------------------------------------------------------------------------------
                   Thomas Shields                                        625,000
-----------------------------------------------------------------------------------------
                   Nicholas Codispoti                                    375,000
-----------------------------------------------------------------------------------------
                   Nicholas Codispoti, IRA Account                       375,000
-----------------------------------------------------------------------------------------
                   Nicholas Codispoti, President, Codispoti              750,000
                   Foundation
-----------------------------------------------------------------------------------------
                   Dean G. Corsones                                      312,500
-----------------------------------------------------------------------------------------
                   Jon M. Conahan                                      1,250,000
-----------------------------------------------------------------------------------------
                   Theodore Fadool Jr.                                   581,250
-----------------------------------------------------------------------------------------
                   David A. Arledge                                    1,250,000
-----------------------------------------------------------------------------------------
                   David Matthew Adredge                                 125,000
-----------------------------------------------------------------------------------------
                   Charles Scott Guerrieri                               312,500
-----------------------------------------------------------------------------------------
                   Todd M. Ross                                          125,000
-----------------------------------------------------------------------------------------
July 31, 2005      Herd Family Partnership                                31,250
-----------------------------------------------------------------------------------------
                   Sara Pasquarello                                       31,250
-----------------------------------------------------------------------------------------
                   Ronald Herd                                            38,750
-----------------------------------------------------------------------------------------
                   Glen Herd                                              15,625
-----------------------------------------------------------------------------------------


                                      II-6

-----------------------------------------------------------------------------------------
Date of Issuance   Name of Stockholder                            Number of Shares Issued
-----------------------------------------------------------------------------------------
August 10, 2005    James R. Kaufman and Barbara Kaufman                  312,500
-----------------------------------------------------------------------------------------
                   Shefts Family LP                                      625,000
-----------------------------------------------------------------------------------------
                   Marc Sandusky                                          62,500
-----------------------------------------------------------------------------------------
                   Jeffrey M. Barber and Jo Ann Barber                   312,500
-----------------------------------------------------------------------------------------
                   Michael Dewhurst                                      125,000
-----------------------------------------------------------------------------------------
                   David and Kim Prado                                   312,500
-----------------------------------------------------------------------------------------
                   Joel Marcus                                           312,500
-----------------------------------------------------------------------------------------
                   Richard and George Petrone                             62,500
-----------------------------------------------------------------------------------------
                   AJW Offshore, LTD                                     430,313
-----------------------------------------------------------------------------------------
                   AJW Partners, LLC                                     299,531
-----------------------------------------------------------------------------------------
                   AJW Qualified Partners, LLC                           101,250
-----------------------------------------------------------------------------------------
                   New Millennium Capital Partners II, LLC                12,656
-----------------------------------------------------------------------------------------
                   Mark Yutko                                            156,250
-----------------------------------------------------------------------------------------

Details of Issuance of Shares of Our Common Stock in Connection with the Acquisition of EmailEmissary, Inc.

      On July 16, 2004, we issued 4,000,000 shares of our common stock to each of Darin M. Myman, the President and Chief Executive Officer and a director of the company, David Daniels, the Chief Technology Officer and a director of the company, Deborah Daniels, Mr. Daniel's wife, Charles A. Handshy, Jr., the Chief Information Officer and a director of the company and June Handshy, Mr. Handshy's wife, for their shares of EmailEmissary, Inc. common stock. As a result of these stock acquisitions, the company became the owner of 100% of the outstanding common stock of EmailEmissary, Inc. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock in Connection With Advisory Services

      We periodically issue shares of our common stock in lieu of cash payments to consultants.

      On August 1, 2004, we issued 5,000 shares to an individual for his services to the company. On August 1, 2004, we issued 180,000 shares to an individual for his public relations, advertising and business advisory services. On April 15, 2005, we issued 50,000 shares to an individual for her business advisory services. The registered public accounting firm has valued each of the shares issued for advisory services at $.21 a share. All of these shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock in Connection with Executive Employment

      We issued shares of our common stock to certain of our executive officers as compensation for their service as executives of the company. On October 10, 2003, we issued to Darin M. Myman, our President and Chief Executive Officer, 4,000,000 shares of common stock, Adam M. Kotkin, our Chief Operating Officer, 1,000,000 shares of common stock, and Todd M. Ross, our Chief Financial Officer, 1,500,000 shares of common stock. These shares were issued in reliance on the exemption from registration provided by Section 4 (2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock to Investors

      On October 10, 2003, we sold 14,710,000 shares of common stock to 13 investors. These shares were sold at .0001 per share. The total proceeds received by the company as a result of the sale of these shares was $14.71. These shares were issued in reliance on the exemption from registration provided by Section 4 (2) of the Securities Act.

      On December 9, 2003, we sold 40,000 shares of common stock to 1 investor. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $10,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On March 4, 2004, we sold 44,000 shares of common stock to 4 investors. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $11,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On May 28, 2004, we sold 52,000 shares of common stock to 2 investors. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $13,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On June 3, 2004, we sold 248,000 shares of common stock to 11 investors. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $62,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On June 6, 2004, we sold 130,000 shares of common stock to 5 investors. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $32,500. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On August 1, 2004, we sold 376,000 shares of common stock to 12 investors. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $94,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On December 20, 2004, we sold 20,000 shares of common stock to 1 investor. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $5,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On April 15, 2005, we sold 912,000 shares of common stock to 9 investors. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $228,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On May 15, 2005, we sold 15,000 shares of common stock to 1 investor. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $3,750. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On June 29, 2005, we sold 40,000 shares of Common Stock to 2 investors. These shares were sold at $.25 per share. The total proceeds received by the company as a result of the sale of these shares was $10,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On July 20, 2005, we sold 6,206,250 shares of common stock to 12 investors. These shares were sold at $.16 per share. The total proceeds received by the company as a result of the sale of these shares was $993,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On July 31, 2005, we sold 116,875 shares of common stock to 4 investors. These shares were sold at $.16 per share. The total proceeds received by the company as a result of the sale of these shares was $18,700. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On August 10, 2005, we sold 3,125,000 shares of common stock to 13 investors. These shares were sold at $.16 per share. The total proceeds received by the company as a result of the sale of these shares was $500,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of the Exercise and Issuance of Warrants

      On June 15, 2004, we agreed to grant to 3 consultants, as payment for advisory services, 3 warrants to purchase 60,000 shares of common stock at an exercise price of $.25 per share. Each of these warrants was set to expire on January 1, 2007. Two of these warrants for 45,000 shares of common stock were subsequently exercised. The total proceeds realized as a result of the exercise of these warrants was $11,250. These warrants and the shares issued thereunder were issued in reliance on the exemption from registration provided by Section 4
(2) of the Securities Act.

      On January 1, 2005, we agreed to grant to 2 consultants, as payment for advisory services 2 warrants each of which were to purchase 50,000 shares of common stock at an exercise price of $.25 per share. Each of these warrants is set to expire on January 1, 2007. These warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 27. Index to Exhibits

      The following exhibits are filed as part of this registration statement:

Exhibit No.                          Description of Exhibit
-----------                          ----------------------
  3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003.

  3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005.

  3.2             Amended and Restated By-laws of BigString.

  4.1 Specimen certificate representing BigString's common stock, par value $.0001 per share.

  5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including the consent of such counsel.

 10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Offshore, Ltd.

 10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC.

 10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC.

 10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Adredge.

 10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge.

 10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber.

 10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti.

 10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account.

 10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation.

 10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan.

 10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst.

 10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr.

 10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri.

 10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman.

 10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus.

 10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC.

 10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone.

 10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado.

 10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky.

 10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP.

 10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields.

 10.22 Indenture of Lease between BigString, as Tenant, and Brook 35 Office Suites d/b/a Premier Executive Suites, as Landlord, dated November 4, 2003, for the premises located at 2150 Highway 35, Suite 250, Sea Girt, New Jersey 08750.

 10.23 Indenture of Lease between BigString, as Tenant, and INTERNETworks, as Landlord, dated June 15, 2005, for the premises located at 113 W. Dawes, Suite 111, Bixby, Oklahoma 74008.

 10.24            Form of Agreement among Selling Stockholders.

 21.1             Subsidiaries of BigString.

 23.1 Consent of Wiener, Goodman and Company, independent registered public accountants.

 23.2 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5).

 24.1 Powers of Attorney of officers and directors of BigString (included in the signature page to this registration statement).


Item 28. Undertakings.

      The undersigned registrant, BigString Corporation (the "Registrant"), hereby undertakes as follows:

      (1) The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

            (c) include any additional or changed material information on the plan of distribution.

      (2) The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the Borough of Sea Girt, State of New Jersey, on August 29, 2005.


                                         BIGSTRING CORPORATION



                                     By: /s/ Darin M. Myman
                                         -------------------------------------
                                   Name: Darin M. Myman
                                  Title: President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darin M. Myman and Adam M. Kotkin and each of them, his or her true and lawful attorneys-in-fact and agents for him or her and in his or her name, place an stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.


       Signatures                                   Title                               Date
       ----------                                   -----                               ----
   /s/ Darin M. Myman                President and Chief Executive Officer         August 29, 2005
-------------------------              and Director (Principal Executive
     Darin M. Myman                                Officer)

    /s/ Todd M. Ross                Chief Financial Officer, Treasurer and         August 29, 2005
-------------------------             Director (Principal Financial and
      Todd M. Ross                           Accounting Officer)


                                     II-15

       Signatures                                   Title                               Date
       ----------                                   -----                               ----

    /s/ David Daniels                              Director                        August 29, 2005
-------------------------
      David Daniels

   /s/ Adam M. Kotkin                              Director                        August 29, 2005
-------------------------
     Adam M. Kotkin

/s/ Charles Handshy, Jr.                           Director                        August 29, 2005
-------------------------
  Charles Handshy, Jr.

     /s/ Marc Dutton                               Director                        August 29, 2005
-------------------------
       Marc Dutton

    /s/ Barbara Musco                              Director                        August 29, 2005
-------------------------
      Barbara Musco


===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    EXHIBITS

                                       to

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                              BIGSTRING CORPORATION
                          (Exact name of registrant as
                            specified in its charter)

                       ----------------------------------

                                INDEX TO EXHIBITS

Exhibit No.                          Description of Exhibit
-----------                          ----------------------

   3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003.

   3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005.

   3.2         Amended and Restated By-laws of BigString.

   4.1 Specimen certificate representing BigString's common stock, par value $.0001 per share.

   5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including the consent of such counsel.

   10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Offshore, Ltd.

   10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC.

   10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC.

   10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Adredge.

   10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge.

   10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber.

   10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti.

   10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account.

   10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation.

   10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan.

   10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst.

   10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr.

   10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri.

   10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman.

   10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus.

   10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC.

   10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone.

   10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado.

   10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky.

   10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP.

   10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields.

   10.22 Indenture of Lease between BigString, as Tenant, and Brook 35 Office Suites d/b/a Premier Executive Suites, as Landlord, dated November 4, 2003, for the premises located at 2150 Highway 35, Suite 250, Sea Girt, New Jersey 08750.

   10.23 Indenture of Lease between BigString, as Tenant, and INTERNETworks, as Landlord, dated June 15, 2005, for the premises located at 113 W. Dawes, Suite 111, Bixby, Oklahoma 74008.

   10.24       Form of Agreement among Selling Stockholders.

   21.1        Subsidiaries of BigString.

   23.1 Consent of Wiener, Goodman and Company, independent registered public accountants.

   23.2 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5).

   24.1 Powers of Attorney of officers and directors of BigString (included in the signature page to this registration statement).